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                                                                    Exhibit 10.5


                             EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made this 9th day of October, 1998 by and between Creditrust Corporation, a Maryland Corporation (hereinafter referred to as "Creditrust") having its principal office at 7000 Security Boulevard, Second Floor, Baltimore, Maryland 21244 and John D. Frey (hereinafter referred to as the "Executive"). In consideration of the mutual covenants and promises contained herein and the Executive's continued employment, the sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


     Creditrust desires to continue to employ the Executive on the terms and conditions herein set forth, and the Executive has agreed to accept employment with Creditrust on the terms and conditions set forth.



1)  EMPLOYMENT AT WILL.  Creditrust hereby employs the Executive and the
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    Executive shall serve Creditrust upon the terms and conditions hereinafter set forth. Notwithstanding any other provision in this Agreement or in any other document to the contrary, this Agreement creates an employment relationship of indefinite duration which may be legally terminated at the pleasure of either Creditrust or the Executive at any time and without any liability.


2)  CAPACITY AND PERFORMANCE.
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     a)  Capacity.  The Executive shall serve as the Vice President, Recovery of
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         Creditrust and shall serve, with no additional compensation, in any other office or position as determined by Joseph K. Rensin ("Mr. Rensin") or his successor or designee.

     b)  Duties.   The Executive shall be employed by Creditrust on a full time
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         basis, and shall perform, on behalf of Creditrust, such duties customary to his position and additional duties as may be designated by Mr. Rensin or his successor of designee from time to time.

     c)  Full Time.  The Executive shall devote his full time, attention, skill,
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         and energy to the performance of his duties under this Agreement. The
         Executive shall comply with all reasonable professional requests of the Company; provided, however, that the Executive will be permitted to engage in and manage personal investments and to participate in community and charitable affairs, so long as such activities do not interfere with his duties under this Agreement.

3)   COMPENSATION.
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         A.   Definitions. Unless the context otherwise requires, when used in
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              this Agreement, the following terms shall have the following meanings:

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              i.   "Group" shall mean the recovery teams, each led by a
                   supervisor, that report directly to a Recovery Manager (or Assistant Manager). It is anticipated that each Recovery Manager shall have their own Group, and therefore shall not be entitled to incentive compensation based upon the production of any other Group.

              ii. "Eligible Collectors" are defined as any collector who are employed in your Group according to the following schedule:


                      A collector shall be counted as .25 of an Eligible Collector for the month in which their 30th day of employment falls.

                      A collector shall be counted as .50 of an Eligible Collector for the month in which their 60th day of employment falls.

                      A collector shall be counted as .75 of an Eligible Collector for the month in which their 90th day of employment falls.

                      A collector shall be counted as an Eligible Collector for the month in which their 120th day of employment falls and for each month thereafter.


              iii. "Good Funds" are defined as any moneys that have been deposited and have cleared. Any checks returned "NSF" would be charged back against the total good funds received. Creditrust's management will wait ten (10) calendar days from the end of each month, to determine any charge backs, before disbursing any commissions.


              iv. "Group Average" is defined as the total amount of Good Funds collected by the Eligible Collectors, divided by the number of Eligible Collectors.


         B.   Base Compensation. Creditrust shall pay to Executive, an annual
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              base salary of One Hundred Fifty Thousand Dollars ($150,000)
              during the term of the Agreement. Creditrust shall pay Executive's annual salary to him in accordance with standard payment practices of Creditrust as adopted or employed by Creditrust from time.


         C.   Incentive Compensation. Executive shall earn a commission equal
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              to:


              i. 0.05% of the Good Funds collected by the Eligible Collectors when the Group Average is less than $7,500.


             ii.   0.1% of the Good Funds collected by the Eligible Collectors

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                   when the Group Average is between $7,501 and $11,999.


            iii. 0.15% of the Good Funds collected by the Eligible Collectors when the Group Average is between $12,000 and $14,999.


             iv. 0.2% of the Good Funds collected by the Eligible Collectors when the Group Average is between $15,000 and $17,999.


              v. 0.3% of the Good Funds collected by the Eligible Collectors when the Group Average is between $18,000 and $21,999.


             vi. 0.3% of the Good Funds collected by the Eligible Collectors when the Group Average exceeds $22,000.


         D.   Management Bonus. The Recovery Manager will also receive a
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              management bonus of $10.00 for each Eligible Collector.


         E.   Bonuses; Stock Plans. In addition to his base salary, the
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              Executive shall be entitled to participate in any stock option plans, programs, arrangements and practices sponsored by the Company for the benefit of executive employees serving in similar capacities with the Company (and/or its affiliates), if any, as may be established from time to time by the Board of Directors of the Company for the benefit of such executive employees, in accordance with the terms of such plans, as amended by the Company from time to time; it being understood that there is no assurance with respect to the establishment of such plans or, if established, the continuation of such plans during the term of this Agreement.


4)  BENEFITS.  During the term of this Agreement, the Executive shall also be
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    entitled to participate in or receive benefits under all of the Company's benefit plans, programs, arrangements and practices, including pension, disability, and group life, sickness, accident or health insurance programs, if any, as may be established from time to time by the Board of Directors of the Company for the benefit of executive employees serving in similar capacities with the Company (and/or its affiliates), in accordance with the terms of such plans, as amended by the Company from time to time; it being understood that there is no assurance with respect to the establishment of such plans or, if established, the continuation of such plans during the term of this Agreement.


5)  VACATION.  The Executive shall be entitled to an annual vacation of duration
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    equal to the duration of the annual vacation available to management level employees of Creditrust with the same tenure, to be taken at a time acceptable to Creditrust, subject to the reasonable business needs of Creditrust. The Executive shall be paid his salary during such vacation period.

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6)  CONFIDENTIALITY AGREEMENT.  The parties, by their signatures, adopt and
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    ratify all of the provisions of the Confidentiality Agreement that is attached and incorporated by reference into this Agreement as if set forth at length. In the event that a court of competent jurisdiction finds that any term or provision in this Agreement conflicts with any term or provision in the Confidentiality Agreement, then the terms and provisions in this Agreement shall supersede the conflicting terms or provisions in the Confidentiality Agreement, but only to the extent of the conflict.


7)  CONFLICTING AGREEMENTS.  The Executive hereby represents and warrants to
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    Creditrust that his execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which he may be a party or may be bound and is not subject to any covenants against competition or similar covenants that would affect performance of his duties and obligations hereunder.

8)  WAIVER.  The waiver by either Creditrust or the Executive of a breach of any
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    provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either Creditrust or the Executive.


9)  ASSIGNMENT: BINDING EFFECT.  This Agreement shall inure to the benefit of
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    and be binding upon Creditrust, its successors and assigns. The Executive may assign his right to payment under this Agreement but not his obligations hereunder.


10)  NOTICE.  Any notice, writing or other communication required or permitted
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     to be given under the terms of this Agreement shall be in writing and sent by certified or registered mail in the United States mail, postage prepaid, return receipt requested, or by telegram, and addressed as follows or to such other address which may from time to time be given by the parties:

        a)  If to Creditrust:
            Joseph K. Rensin, Chairman & CEO
            Creditrust Corporation
            7000 Security Boulevard, Second Floor
            Baltimore, Maryland 21244

        b)  If to the Executive:

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        If mailed, the notice period shall be deemed to begin in two (2) days following the date on which that notice is mailed.

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11)   MISCELLANEOUS PROVISONS.
      -----------------------

        a) Captions. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

        b) Severability. In the event that one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect, the remaining provisions contained therein shall not in any way be affected and shall remain in force to the fullest extent of the law.

        c) Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes all prior oral or written agreements, commitments, or understandings with respect to the matters provided for herein, and no modification shall be finding upon the party affected unless set forth in writing and duly executed by each party affected. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall find and inure to the benefit of the respective successors, assigns and personal representatives.

        d) Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Maryland exclusive of its conflicts of law rules.


IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.

CREDITRUST CORPORATION

By:/s/ Joseph K. Rensin
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   Joseph K. Rensin, Chairman and CEO



THE EXECUTIVE

/s/ John D. Frey
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   John D. Frey

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